Exhibit 99.1

Anika Therapeutics Announces Leadership Transition

•	Stephen (Steve) Griffin, Current Chief Financial Officer and Chief Operating Officer, Appointed President and Chief Executive Officer

•	Cheryl Blanchard to Become Executive Chair of the Board of Directors

BEDFORD, Mass. – January 8, 2026 – Anika Therapeutics, Inc. (NASDAQ: ANIK), a global leader in the osteoarthritis (“OA”) pain management and regenerative solutions spaces focused on early intervention orthopedics, today announced that Stephen (Steve) Griffin, current Executive Vice President, Chief Financial Officer and Chief Operating Officer, has been appointed President and Chief Executive Officer and a member of the Board of Directors, effective February 1, 2026. Mr. Griffin will succeed Cheryl R. Blanchard, Ph.D., who will become Executive Chair of the Board of Directors. In addition, John (Jack) B. Henneman, III, Director since 2020, has been appointed Lead Independent Director.

Mr. Griffin, who has served as Anika’s CFO since 2024 and COO since April 2025, brings a track record of successful strategic transformation and operational excellence to his next role as CEO. At Anika, he has led the divestiture of assets as the Company focused its strategy around hyaluronic acid and strengthened operations through reinvestment and process improvements. Prior to joining Anika, Mr. Griffin served as Senior Vice President and CFO at VSE Corporation, where he helped execute the strategic transformation of a 60-year-old company through business development and organic growth initiatives. Mr. Griffin spent more than a decade in various roles of increasing responsibility at General Electric, with a focus on accelerating growth, streamlining operations, and building high-performing teams.

Mr. Griffin said, “I am honored to be named Anika’s next CEO. Over the past two years, I have seen firsthand the strength of our team, the power of our technology, and the unique role Anika plays in improving patients’ lives. We have positive momentum in the business, particularly in our Commercial Channel, and my focus will be on accelerating growth, improving our operational discipline and profitability, and directing resources where they matter most to deliver exceptional value for patients, employees, healthcare professionals, and shareholders. We have the right building blocks in place, and now is the time to execute with urgency and purpose. Through Cheryl’s leadership, the Company is well positioned for its next chapter, and I look forward to partnering with her as Executive Chair to deliver on the profitable growth opportunities ahead for Anika.”

“We are thrilled to announce Steve’s appointment as our next CEO. Since joining the Company in 2024, Steve has been an exceptional, highly capable leader who has played an integral role advancing key strategic priorities, including accelerating profitability and positioning Anika to capture the significant value in our pipeline,” said Dr. Blanchard. “It has been a tremendous privilege to serve as Anika’s CEO for six years. I am proud of what our team has accomplished to restore active living for people globally as we refocused our strategy around Anika’s hyaluronic acid portfolio in both OA pain management and regenerative solutions. This includes launching the Integrity Implant System to treat tendon repairs, progressing our compelling clinical pipeline, and driving double digit growth in our commercial channel. Anika’s business has evolved, and as we work towards a new wave of regulatory approvals, we are at a natural point to transition leadership. I look forward to continuing to work with Steve in my new role as Executive Chair, and I am confident that Steve and the rest of the management team will build on our progress and bring Anika to new heights.”

Mr. Henneman said, “On behalf of the Board, I want to thank Cheryl for her leadership to transform the Company. During her tenure as CEO, Anika repositioned itself as a focused leader in OA pain management and regenerative solutions with compelling innovation in areas of unmet need and substantial, growing markets and streamlined operations. Cheryl will remain on the Board as Executive Chair to support the transition, which will allow for Steve and his team and the Board to continue benefiting from her regulatory expertise and product development experience. Steve’s own background in finance and operations positions him as the right leader to drive Anika’s long-term profitable growth, and we are excited for the future.”

Finally, as Anika’s charter limits the size of its Board of Directors to nine members, the Company has accepted the resignation of Susan N. Vogt, also effective February 1, 2026.

Mr. Henneman added, “Sue has contributed enormously to the Board for the past seven years, serving as Chair on the Governance and Nominating Committee and as a designated financial expert member of the Audit Committee. She has our gratitude and will be missed.”

The Company today reaffirmed its fiscal 2025 guidance, which was previously reaffirmed on November 5, 2025, in conjunction with its third quarter 2025 financial results.

About Stephen (Steve) Griffin

Steve Griffin has served as Anika’s Chief Financial Officer since 2024 and Chief Operating Officer since April 2025. He joined the Company with more than 15 years of broad financial and operational leadership experience at large- and small-cap companies. Prior to Anika, Mr. Griffin served as Senior Vice President and CFO at VSE Corporation. In this role, he was responsible for all finance, investor relations, and corporate IT functions. Prior to his tenure with VSE Corporation, Mr. Griffin spent over a decade at General Electric in positions of increasing responsibility including Corporate Audit, Financial Planning and Analysis, and Divisional CFO roles. At GE, Mr. Griffin worked across GE Healthcare, GE Aerospace, and GE Power, and he is also a graduate of GE’s financial management program.

Mr. Griffin holds a B.S. in Finance and Accounting from Boston College and an M.B.A. from the University of Michigan.

About Anika

Anika Therapeutics, Inc. (NASDAQ: ANIK), is the global leader in the design, development, manufacturing, and commercialization of hyaluronic acid innovations. In partnership with clinicians, our sole focus is dedicated to delivering and advancing osteoarthritis pain management and orthopedic regenerative solutions. At our core is a passion to deliver a differentiated portfolio that improves patient outcomes around the world. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, CINGAL, HYALOFAST, INTEGRITY, MONOVISC, ORTHOVISC, and the Anika logo are trademarks of Anika Therapeutics, Inc. or its subsidiaries or are licensed to Anika Therapeutics, Inc. for its use.

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company’s expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including statements about the planned leadership transition and statements about expectations for accelerated growth, improved profitability and operating efficiencies. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties, and other factors. The Company’s actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company’s ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company’s ability to obtain pre-clinical or clinical data to support, or to timely file domestic and international pre-market approval applications, 510(k) applications, or new drug applications, including the PMA for Hyalofast and the NDA for Cingal; (iii) that the FDA or other regulatory bodies may not approve or clear the Company’s applications, including the Hyalofast PMA because of the failure to achieve the pre-defined primary endpoints or because the FDA may determine that achievement of secondary endpoints and/or post hoc data analyses are not sufficient to support approval; (iii) that such approvals or clearances will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company’s research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company’s clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company’s ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company’s ability to provide an adequate and timely supply of its products to its customers; and (x) the Company’s ability to achieve its growth targets. Additional factors and risks are described in the Company’s periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC’s website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:

Anika Therapeutics, Inc.

Matt Hall, 781-457-9554

Director, Corporate Development and Investor Relations

investorrelations@anika.com